Exhibit 99.1

Contacts:

Analysts:	Robert Lentz	Media:	Deb Strohmaier
	614-876-2000		740-549-6074

Greif Reports Second Quarter 2013 Results

DELAWARE, Ohio (June 5, 2013) – Greif, Inc. (NYSE: GEF, GEF.B), a global leader in industrial packaging products and services, today announced results for its second quarter, which ended April 30, 2013. For the second quarter of 2013 compared with the second quarter of 2012:

• Modestly higher sales volumes were offset by lower selling prices and the negative impact of foreign currency translation, resulting in a 1 percent decrease in net sales;

• Operating profit increased 7 percent to $83.9 million; and

• Diluted Class A earnings per share attributable to Greif, Inc. increased 4.5 percent to $0.70 per diluted Class A share.

	Three months ended		Six months ended
	April 30,		April 30,
Selected Financial Highlights	2013	2012[1]	2013	2012[1]
Net sales	$1,088.9	$1,098.2	$2,097.5	$2,091.0
Operating profit	83.9	78.3	148.5	134.8
EBITDA[2]	122.0	115.3	223.0	210.7
Cash provided by operating activities	107.7	165.4	38.9	179.4
Net income attributable to Greif, Inc.	40.9	39.4	65.8	61.1
Diluted Class A earnings per share attributable to Greif, Inc.	0.70	0.67	1.13	1.05
Special items included in the amounts above:
Restructuring charges	$0.1	$(10.1)	$(1.2)	$(19.0)
Acquisition-related costs	(0.1)	(1.2)	(0.6)	(3.4)
Debt extinguishment charges	—	—	(1.3)	—

Total special items	—	(11.3)	(3.1)	(22.4)

Total special items, net of tax	—	(8.1)	(2.0)	(16.0)

Impact of total special items, net of tax, on diluted Class A earnings per share attributable to Greif, Inc.	—	(0.14)	(0.03)	(0.28)

	Apr. 30, 2013	Oct. 31, 2012
Working capital[3]	$340.1	$202.0
Net working capital[3]	254.5	110.3
Long-term debt	1,269.4	1,175.3
Net debt[4]	1,254.6	1,184.6

David B. Fischer, president and chief executive officer, said, “Overall volumes were modestly higher compared with the same period last year while material costs and restructuring charges were both lower, which contributed to an increase in our consolidated results for the second quarter of 2013. Volume trends in our rigid industrial packaging business continue to vary by region. Our paper packaging business achieved record performance for the quarter. Plans continue to be implemented throughout the company across businesses and geographies to realize additional operating efficiencies. We look forward to achieving further progress during the second half of this year.”

[1]	As restated. See Notes 18 and 19 in the Notes to Consolidated Financial Statements included in Item 8 of our Annual Report on Form 10-K for the fiscal year ended October 31, 2012.
[2]	EBITDA is defined as net income plus interest expense, net, plus income tax expense less equity earnings of unconsolidated subsidiaries, net of tax plus depreciation, depletion and amortization.
[3]	Working capital represents current assets less current liabilities. Net working capital represents working capital less cash and cash equivalents.
[4]	Net debt represents long-term debt plus the current portion of long-term debt plus short-term borrowings less cash and cash equivalents.
Note:	A reconciliation of the differences between all non-GAAP financial measures used in this release with the most directly comparable GAAP financial measures is included in the financial schedules that are a part of this release.

Consolidated Results

Net sales were $1,088.9 million for the second quarter of 2013 compared with $1,098.2 million for the second quarter of 2012. The decrease in net sales of less than 1 percent was primarily due to the impact of a 0.5 percent increase in volumes, offset by a 0.5 percent decline in selling prices and the negative impact of foreign currency translation. Higher selling prices for containerboard products were more than offset by lower selling prices for rigid industrial packaging products and polywoven products.

Gross profit decreased slightly to $202.6 million for the second quarter of 2013 compared with $205.5 million for the second quarter of 2012. Improvements in the Paper Packaging segment were more than offset by declines in the Rigid Industrial Packaging & Services and Flexible Products & Services segments. Gross profit was 18.6 percent of net sales for the second quarter of 2013 versus 18.7 percent of net sales for the second quarter of 2012.

SG&A expenses were $121.9 million for the second quarter of 2013 compared with $119.1 million for the second quarter of 2012. The increase was principally due to start-up costs related to the expansion of the rigid IBC business globally and higher information technology expenditures. There were $1.8 million of non-cash impairment charges related to surplus non-timber properties under contract or being marketed for sale in the second quarter of 2013 compared with $2.4 million in the second quarter of 2012. Included in SG&A expenses are acquisition-related costs, which were immaterial for the second quarter 2013 compared with $1.2 million for the second quarter 2012. SG&A expenses were 11.2 percent of net sales for the second quarter of 2013 compared with 10.9 percent of net sales for the second quarter of 2012.

Second quarter 2013 restructuring charges were immaterial. For the same period last year, restructuring charges of $10.1 million were primarily related to consolidation of operations in the Flexible Products & Services segment and rationalization of operations in the Rigid Industrial Packaging & Services segment in response to macroeconomic conditions.

Operating profit was $83.9 million for the second quarter of 2013 versus $78.3 million for the second quarter of 2012. The $5.6 million increase was primarily due to lower restructuring charges and improved results in the Paper Packaging segment. The increase consisted of Paper Packaging ($8.6 million increase); Flexible Products & Services ($2.7 million increase); Rigid Industrial Packaging & Services ($2.8 million decrease); and Land Management ($2.9 million decrease).

EBITDA was $122.0 million for the second quarter of 2013 compared with $115.3 million for the second quarter of 2012. The $6.7 million increase was primarily due to the same factors that impacted operating profit.

Cash provided by operating activities was $107.7 million for the second quarter of 2013 compared with cash provided by operating activities of $165.4 million for the same period in 2012. Free cash flow5 was $80.2 million for the second quarter of 2013 compared with free cash flow of $131.6 million for the second quarter of 2012.

Interest expense, net, was $21.4 million for the second quarter of 2013 compared with $23.3 million for the second quarter of 2012. The decrease was due to lower outstanding debt compared with the second quarter of 2012 and lower average interest rates.

The effective tax rate was 30.6 percent and 28.9 percent for the second quarters of 2013 and 2012, respectively. For the six months ended April 30, 2013 and April 30, 2012, the effective tax rate was 31.3 percent and 30.3 percent, respectively. Income tax expense was $18.9 million and $15.1 million for the second quarters of 2013 and 2012, respectively. The increase in tax expense was attributable to higher income and the increase in the tax rate was due to a greater proportion of income generated in higher tax jurisdictions. Cash tax payments for the second quarter of 2013 were $24.0 million.

Net income attributable to Greif, Inc. was $40.9 million, or $0.70 per diluted Class A share and $1.05 per diluted Class B share, for the second quarter of 2013 versus $39.4 million, or $0.67 per diluted Class A share and $1.01 per diluted Class B share, for the second quarter of 2012.

Segment Results

Rigid Industrial Packaging & Services

Net sales were $773.4 million for the second quarter of 2013 compared with $803.0 million for the second quarter of 2012. Sales volumes were slightly lower (0.3 percent) and selling prices declined by 2.4 percent primarily resulting from the pass-through of lower raw material costs and changes in product mix. The impact of foreign currency translation was a negative 1.0 percent. Economic conditions stabilized but remained challenging in Western Europe while changes in product mix accounted for most of the net sales decline in the Americas.

[5]	Free cash flow is defined as net cash provided by operating activities less capital expenditures and timberland purchases.
Note:	A reconciliation of the differences between all non-GAAP financial measures used in this release with the most directly comparable GAAP financial measures is included in the financial schedules that are a part of this release.

Gross profit was $136.7 million for the second quarter of 2013 compared with $146.6 million for the second quarter of 2012. Gross profit margin was 17.7 percent and 18.3 percent for the second quarters of 2013 and 2012, respectively. The decline was mostly due to changes in product mix in the Americas.

Operating profit decreased to $53.2 million for the second quarter of 2013 from $56.0 million for the second quarter of 2012. The $2.8 million decrease was primarily due to the same factors that impacted the decline in gross profit margin and $0.9 million in non-cash asset write-downs partially offset by lower restructuring charges and acquisition-related costs.

Restructuring charges for the second quarter of 2013 were immaterial compared with $5.5 million for the same period in 2012. There were $0.1 million and $0.8 million of acquisition-related costs for the second quarters of 2013 and 2012, respectively.

EBITDA was $80.9 million for the second quarter of 2013 compared with $82.1 million for the same period in 2012 due to the same factors that impacted the segment’s operating profit. Depreciation, depletion and amortization expense was $26.6 million for the second quarter of 2013 compared with $27.3 million for the same period in 2012.

Flexible Products & Services

Net sales were $112.4 million for the second quarter of 2013 compared with $113.9 million for the second quarter of 2012. Volumes increased slightly (0.4 percent) due to higher polywoven volumes in Western Europe partially offset by lower polywoven volumes in Asia and Australia and lower multiwall volumes in the United States. Polywoven selling prices declined 0.7 percent while multiwall selling prices increased 0.4 percent, both principally due to changes in product mix. The impact of foreign currency translation was a negative 1.1 percent.

Gross profit was $20.6 million and $22.1 million for the second quarters of 2013 and 2012, respectively. Gross profit margin decreased to 18.3 percent for the second quarter of 2013 from 19.4 percent for the second quarter of 2012. The decrease in gross profit was primarily due to higher polywoven production costs related to the ongoing consolidation of operations and start-up costs related to new facilities, including the fabric hub in Saudi Arabia.

Operating profit was $0.8 million for the second quarter of 2013 compared with an operating loss of $1.9 million for the second quarter of 2012. The $2.7 million increase compared with the same period last year was due to lower restructuring charges and acquisition-related costs in the second quarter of 2013, partially offset by the same factors that impacted the decline in gross profit margin. There were also $1.3 million of additional bad debt expenses in the second quarter of 2013 compared with the same period a year ago.

Restructuring charges for the second quarter of 2013 were immaterial compared with $4.6 million for the same period last year. There were no acquisition-related costs for the second quarter of 2013 compared with $0.4 million in the second quarter of 2012.

EBITDA was $3.4 million and $0.5 million for the second quarters of 2013 and 2012, respectively. EBITDA for both periods was affected by the same factors that impacted the segment’s operating profit. Depreciation, depletion and amortization expense was $3.7 million and $3.8 million for the second quarters of 2013 and 2012, respectively.

Paper Packaging

Net sales were $194.5 million for the second quarter of 2013 compared with $173.4 million for the second quarter of 2012. This increase was due to higher selling prices (8.6 percent) and a 3.5 percent increase in volumes.

Gross profit was $41.1 million and $33.0 million for the second quarters of 2013 and 2012, respectively. Gross profit margin increased to 21.1 percent for the second quarter of 2013 from 19.0 percent for the second quarter of 2012. This increase was primarily due to higher selling prices coupled with lower raw material costs.

Operating profit increased 50 percent to a record $25.7 million for the second quarter of 2013 from $17.1 million for the second quarter of 2012, primarily due to higher selling prices, higher volumes and lower raw material costs. There were $1.6 million of non-cash impairment charges related to surplus non-timber properties under contract or being marketed for sale in the second quarter of 2013 compared with $2.4 million in the second quarter of 2012.

EBITDA increased to $32.3 million for the second quarter of 2013 compared with $24.8 million for the second quarter of 2012 due to the same factors that impacted the segment’s operating profit. Depreciation, depletion and amortization expense was $7.4 million and $7.8 million for the second quarters of 2013 and 2012, respectively.

Land Management

Net sales were $8.6 million for the second quarter of 2013 compared with $7.9 million for the second quarter of 2012. The increase was primarily due to opportunistic timber sales from wet-weather logging tracts.

Operating profit decreased to $4.2 million for the second quarter of 2013 from $7.1 million for the second quarter of 2012. The decrease was primarily due to fewer special use property disposals, which were $0.5 million for the second quarter of 2013 versus $3.9 million for the second quarter of 2012.

EBITDA was $5.4 million and $7.9 million for the second quarter of 2013 and 2012, respectively. This decrease was due to the same factors that impacted the segment’s operating profit. Depreciation, depletion and amortization expense was $1.2 million and $0.8 million for the second quarter of 2013 and 2012, respectively.

Other Financial Information

Long-term debt was $1,269.4 million at April 30, 2013 compared with $1,312.3 million on the same date in 2012 and $1,175.3 million at Oct. 31, 2012. During the second quarter of 2013, long-term debt decreased $35.8 million from Jan. 31, 2013, primarily due to improvements in working capital.

Capital expenditures were $27.0 million for the second quarter of 2013 compared with capital expenditures of $33.8 million for the second quarter of fiscal 2012 and there were $0.5 million of timberland purchases for the second quarter 2013 compared with no timberland purchases for the second quarter of 2012. Depreciation, depletion and amortization expense was $38.9 million and $39.7 million for the second quarters of fiscal 2013 and 2012, respectively.

On June 4, 2013, the Board of Directors declared quarterly cash dividends of $0.42 per share of Class A Common Stock and $0.63 per share of Class B Common Stock. These dividends are payable on July 1, 2013, to stockholders of record at close of business on June 20, 2013.

Company Outlook

We anticipate modest sales growth benefiting from the agricultural sector and stable raw material costs across our business portfolio and continuation of favorable market conditions in our Paper Packaging business in the second half of 2013. Our outlook for fiscal 2013 EBITDA is between $475 million and $500 million.

Conference Call

The company will host a conference call to discuss the second quarter of 2013 results on June 6, 2013, at 10 a.m. Eastern Time (ET). To participate, domestic callers should call 877-485-3107 and ask for the Greif conference call. The number for international callers is +1 201-689-8427. Phone lines will open at 9:50 a.m. ET. The conference call will also be available through a live webcast, including slides, which can be accessed at www.greif.com in the Investor Center. A replay of the conference call will be available on the company’s website approximately one hour following the call.

About Greif

Greif is a world leader in industrial packaging products and services. The company produces steel, plastic, fibre, flexible, corrugated and multiwall containers and containerboard, and provides reconditioning, blending, filling and packaging services for a wide range of industries. Greif also manages timber properties in North America. The company is strategically positioned in more than 50 countries to serve global as well as regional customers. Additional information is on the company’s website at www.greif.com.

Forward-Looking Statements

All statements, other than statements of historical facts, included in this news release, including without limitation statements regarding our future financial position, business strategy, budgets, projected costs, goals and plans and objectives of management for future operations, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “believe,” “continue,” “on track” or “target” or the negative thereof or variations thereon or similar terminology. All forward-looking statements made in this news release are based on information currently available to management. Although we believe that the expectations reflected in forward-looking statements have a reasonable basis, we can give no assurance that these expectations will prove to be correct. Forward-looking statements are subject to risks and uncertainties that could cause actual events or results to differ materially from those expressed in or implied by the statements. Such risks and uncertainties that might cause a difference include, but are not limited to, the following: (i) the current and future challenging global economy may adversely affect our business; (ii) historically, our business has been sensitive to changes in general economic or business conditions; (iii) our operations are subject to currency exchange and political risks that could adversely affect our results of operations; (iv) the continuing consolidation of our customer base and suppliers may intensify pricing pressure; (v) we operate in highly competitive industries; (vi) our business is sensitive to changes in industry demands; (vii) raw material and energy price fluctuations and shortages may adversely impact our manufacturing operations and costs; (viii) we may encounter difficulties arising from acquisitions; (ix) we may incur additional restructuring costs and there is no guarantee that our efforts to reduce costs will be successful; (x) tax legislation initiatives or challenges to our tax positions may adversely impact our results or condition; (xi) several operations are conducted by joint ventures that we cannot operate solely for our benefit; (xii) our ability to attract, develop and retain talented employees, managers and executives is critical to our success; (xiii) our business may be adversely impacted by work stoppages and other labor relations matters; (xiv) we may be subject to losses that might not be covered in whole or in part by existing insurance reserves or insurance coverage; (xv) our business depends on the uninterrupted operations of our facilities, systems and business functions, including our information technology and other business systems; (xvi) legislation/regulation related to climate change, environmental and health and safety matters and corporate social responsibility could negatively impact our operations and financial performance; (xvii) product liability claims and other legal proceedings could adversely affect our operations and financial performance; (xviii) we may incur fines or penalties, damage to reputation or other adverse consequences if our employees, agents or business partners violate, or are alleged to have violated, anti-bribery, competition or other laws; (xix) changing climate conditions may adversely affect our operations and financial performance; and (xx) the frequency and volume of our timber and timberland sales will impact our financial performance. Changes in business results may impact our book tax rates. The risks described above are not all-inclusive, and given these and other possible risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. For a detailed discussion of the most significant risks and uncertainties that could cause our actual results to differ materially from those projected, see “Risk Factors” in Part I, Item 1A of our Form 10-K for the year ended Oct. 31, 2012 and our other filings with the Securities and Exchange Commission. All forward-looking statements made in this news release are expressly qualified in their entirety by reference to such risk factors. Except to the limited extent required by applicable law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

GREIF, INC. AND SUBSIDIARY COMPANIES

CONSOLIDATED STATEMENTS OF OPERATIONS

UNAUDITED

(Dollars and shares in millions, except per share amounts)

	Three months ended		Six months ended
	April 30,		April 30,
	2013	2012[6]	2013	2012[6]
Net sales	$1,088.9	$1,098.2	$2,097.5	$2,091.0
Cost of products sold	886.3	892.7	1,707.6	1,708.1

Gross profit	202.6	205.5	389.9	382.9
Selling, general and administrative expenses	121.9	119.1	244.5	232.2
Restructuring charges	(0.1)	10.1	1.2	19.0
Gain on disposal of properties, plants and equipment, net	(3.1)	(2.0)	(4.3)	(3.1)

Operating profit	83.9	78.3	148.5	134.8
Interest expense, net	21.4	23.3	43.0	46.2
Debt extinguishment charges	—	—	1.3	—
Other expense, net	0.8	2.7	3.9	2.5

Income before income tax expense and equity earnings of unconsolidated affiliates, net	61.7	52.3	100.3	86.1
Income tax expense	18.9	15.1	31.4	26.1
Equity earnings of unconsolidated affiliates, net of tax	0.2	2.0	0.3	2.0

Net income	43.0	39.2	69.2	62.0
Net (income) loss attributable to noncontrolling interests	(2.1)	0.2	(3.4)	(0.9)

Net income attributable to Greif, Inc.	$40.9	$39.4	$65.8	$61.1

Basic earnings per share attributable to Greif, Inc. common shareholders:
Class A Common Stock	$0.70	$0.68	$1.13	$1.05
Class B Common Stock	$1.05	$1.01	$1.68	$1.57
Diluted earnings per share attributable to Greif, Inc. common shareholders:
Class A Common Stock	$0.70	$0.67	$1.13	$1.05
Class B Common Stock	$1.05	$1.01	$1.68	$1.57
Shares used to calculate basic earnings per share attributable to Greif, Inc. common shareholders:
Class A Common Stock	25.4	25.1	25.4	25.1
Class B Common Stock	22.1	22.1	22.1	22.1
Shares used to calculate diluted earnings per share attributable to Greif, Inc. common shareholders:
Class A Common Stock	25.4	25.3	25.4	25.2
Class B Common Stock	22.1	22.1	22.1	22.1

[6]	As restated. See Notes 18 and 19 in the Notes to Consolidated Financial Statements included in Item 8 of our Annual Report on Form 10-K for the fiscal year ended Oct. 31, 2012.

GREIF, INC. AND SUBSIDIARY COMPANIES

CONDENSED CONSOLIDATED BALANCE SHEETS

UNAUDITED

(Dollars in millions)

	April 30, 2013	October 31, 2012
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$85.6	$91.7
Trade accounts receivable	471.8	453.9
Inventories	392.5	374.3
Current portion related party notes receivable	2.6	2.5
Other current assets	171.2	141.6

	1,123.7	1,064.0

LONG-TERM ASSETS
Goodwill	981.2	976.1
Intangible assets	187.1	198.6
Related party note receivable	14.6	15.7
Assets held by special purpose entities	50.9	50.9
Other long-term assets	129.4	131.9

	1,363.2	1,373.2

PROPERTIES, PLANTS AND EQUIPMENT	1,406.3	1,419.7

	$3,893.2	$3,856.9

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$425.7	$466.1
Short-term borrowings	60.8	76.0
Current portion of long-term debt	10.0	25.0
Other current liabilities	287.1	294.9

	783.6	862.0

LONG-TERM LIABILITIES
Long-term debt	1,269.4	1,175.3
Liabilities held by special purpose entities	43.3	43.3
Other long-term liabilities	459.3	455.9

	1,772.0	1,674.5

SHAREHOLDERS’ EQUITY	1,337.6	1,320.4

	$3,893.2	$3,856.9

GREIF, INC. AND SUBSIDIARY COMPANIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

UNAUDITED

(Dollars in millions)

	Three months ended		Six months ended
	April 30,		April 30,
	2013	2012[7]	2013	2012[7]
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$43.0	$39.2	$69.2	$62.0
Depreciation, depletion and amortization	38.9	39.7	78.4	78.4
Other non-cash adjustments to net income	(3.1)	(2.9)	1.7	(9.0)
Increase (Decrease) in cash from changes in certain assets and liabilities and other	28.9	89.4	(110.4)	48.0

Net cash provided by operating activities	107.7	165.4	38.9	179.4

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of properties, plants, equipment and timber properties	(27.5)	(33.8)	(56.0)	(83.3)
Issuance (payments) of notes receivable to related party	0.4	0.7	0.5	(11.9)
Other	5.1	5.7	6.1	7.0

Net cash used in investing activities	(22.0)	(27.4)	(49.4)	(88.2)

CASH FLOWS FROM FINANCING ACTIVITIES:
(Payments) proceeds on debt, net	(66.3)	(113.2)	56.6	(49.4)
Payment of deferred purchase price related to acquisitions	—	—	—	(14.3)
Dividends paid	(24.6)	(24.5)	(49.0)	(48.8)
Other	0.9	0.4	(2.5)	0.6

Net cash (used in) provided by financing activities	(90.0)	(137.3)	5.1	(111.9)

EFFECTS OF EXCHANGE RATES ON CASH	(1.7)	0.2	(0.7)	(1.8)
Net (decrease) increase in cash and cash equivalents	(6.0)	0.9	(6.1)	(22.5)
Cash and cash equivalents at beginning of the period	91.6	104.0	91.7	127.4

Cash and cash equivalents at end of the period	$85.6	$104.9	$85.6	$104.9

[7]	As restated. See Notes 18 and 19 in the Notes to Consolidated Financial Statements included in Item 8 of our Annual Report on Form 10-K for the fiscal year ended Oct. 31, 2012.

GREIF, INC. AND SUBSIDIARY COMPANIES

UNAUDITED

(Dollars in millions)

Financial Highlights by Segment

	Three months ended		Six months ended
	April 30,		April 30,
	2013	2012[8]	2013	2012[8]
Net sales:
Rigid Industrial Packaging & Services	$773.4	$803.0	$1,477.8	$1,506.4
Flexible Products & Services	112.4	113.9	223.8	228.7
Paper Packaging	194.5	173.4	378.7	341.5
Land Management	8.6	7.9	17.2	14.4

Total net sales	$1,088.9	$1,098.2	$2,097.5	$2,091.0

Operating profit:
Rigid Industrial Packaging & Services	$53.2	$56.0	$85.3	$87.0
Flexible Products & Services	0.8	(1.9)	1.4	0.4
Paper Packaging	25.7	17.1	53.4	37.3
Land Management	4.2	7.1	8.4	10.1

Total operating profit	$83.9	$78.3	$148.5	134.8

EBITDA[9]:
Rigid Industrial Packaging & Services	$80.9	$82.1	$136.1	$138.6
Flexible Products & Services	3.4	0.5	7.2	7.0
Paper Packaging	32.3	24.8	69.0	53.2
Land Management	5.4	7.9	10.7	11.9

Total EBITDA	$122.0	$115.3	$223.0	$210.7

Special Items by Segment

	Three months ended		Six months ended
	April 30,		April 30,
	2013	2012[8]	2013	2012[8]
Rigid Industrial Packaging & Services
Restructuring charges	$(0.3)	$5.5	$0.9	$12.8
Acquisition-related costs	0.1	0.8	0.6	2.5
Debt extinguishment charges	—	—	0.9	—

Total special Items	(0.2)	6.3	2.4	15.3
Flexible Products & Services
Restructuring charges	0.2	4.6	0.3	6.2
Acquisition-related costs	—	0.4	—	0.9
Debt extinguishment charges	—	—	0.2	—

Total special Items	0.2	5.0	0.5	7.1
Paper Packaging
Debt extinguishment charges	—	—	0.2	—

Total special Items	$—	$—	$0.2	$—

Total special items	$—	$11.3	$3.1	$22.4

[8]	As restated. See Notes 18 and 19 in the Notes to Consolidated Financial Statements included in Item 8 of our Annual Report on Form 10-K for the fiscal year ended Oct. 31, 2012.
[9]	EBITDA is defined as net income plus interest expense, net, plus income tax expense less equity earnings of unconsolidated subsidiaries, net of tax plus depreciation, depletion and amortization. However, because the company does not calculate net income by segment, this table calculates EBITDA by segment with reference to operating profit by segment, which as demonstrated in the table of Consolidated EBITDA is another method to achieve the same result. See the reconciliations on the table of Segment EBITDA.

GREIF, INC. AND SUBSIDIARY COMPANIES

GAAP TO NON-GAAP RECONCILIATION

WORKING CAPITAL

UNAUDITED

(Dollars in millions)

	April 30, 2013	October 31, 2012
Current assets	$1,123.7	$1,064.0
Less: current liabilities	783.6	862.0

Working capital	340.1	202.0
Less: cash and cash equivalents	85.6	91.7

Net working capital	$254.5	$110.3

Long-term debt	$1,269.4	$1,175.3
Plus: current portion of long-term debt	10.0	25.0
Plus: short-term borrowings	60.8	76.0
Less: cash and cash equivalents	85.6	91.7

Net debt	$1,254.6	$1,184.6

GREIF, INC. AND SUBSIDIARY COMPANIES

GAAP TO NON-GAAP RECONCILIATION

CONSOLIDATED EBITDA10

UNAUDITED

(Dollars in millions)

	Three months ended		Six months ended
	April 30,		April 30,
	2013	2012[11]	2013	2012[11]
Net income	$43.0	$39.2	$69.2	$62.0
Plus: interest expense, net	21.4	23.3	43.0	46.2
Plus: income tax expense	18.9	15.1	31.4	26.1
Plus: depreciation, depletion and amortization expense	38.9	39.7	78.4	78.4
Plus: debt extinguishment charges	—	—	1.3	—
Less: equity earnings of unconsolidated affiliates, net of tax	0.2	2.0	0.3	2.0

EBITDA	122.0	115.3	223.0	210.7

Net income	$43.0	$39.2	$69.2	$62.0
Plus: interest expense, net	21.4	23.3	43.0	46.2
Plus: income tax expense	18.9	15.1	31.4	26.1
Plus: other expense, net	0.8	2.7	3.9	2.5
Plus: debt extinguishment charges	—	—	1.3	—
Less: equity earnings of unconsolidated affiliates, net of tax	0.2	2.0	0.3	2.0

Operating profit	83.9	78.3	148.5	134.8
Less: other expense, net	0.8	2.7	3.9	2.5
Plus: depreciation, depletion and amortization expense	38.9	39.7	78.4	78.4

EBITDA	122.0	115.3	223.0	210.7

[10]	EBITDA is defined as net income, plus interest expense, net, plus income tax expense, less equity earnings of unconsolidated affiliates, net of tax, plus depreciation, depletion and amortization. However, because the company does not calculate net income by segment, this table calculates EBITDA by segment with reference to operating profit by segment, which as demonstrated in this table is another method to achieve the same result.
[11]	As restated. See Notes 18 and 19 in the Notes to Consolidated Financial Statements included in Item 8 of our Annual Report on Form 10-K for the fiscal year ended Oct. 31, 2012.

GREIF, INC. AND SUBSIDIARY COMPANIES

GAAP TO NON-GAAP RECONCILIATION

SEGMENT EBITDA12

UNAUDITED

(Dollars in millions)

	Three months ended		Six months ended
	April 30,		April 30,
	2013	2012[13]	2013	2012[13]
Rigid Industrial Packaging & Services
Operating profit	$53.2	$56.0	$85.3	$87.0
Less: other (income) expense, net	(1.1)	1.2	2.7	1.6
Plus: depreciation and amortization expense	26.6	27.3	53.5	53.2

EBITDA	80.9	82.1	136.1	138.6
Flexible Products & Services
Operating profit	$0.8	$(1.9)	$1.4	$0.4
Less: other expense, net	1.1	1.4	1.4	1.1
Plus: depreciation and amortization expense	3.7	3.8	7.2	7.7

EBITDA	3.4	0.5	7.2	7.0
Paper Packaging
Operating profit	$25.7	$17.1	$53.4	$37.3
Less: other expense (income), net	0.8	0.1	(0.2)	(0.2)
Plus: depreciation and amortization expense	7.4	7.8	15.4	15.7

EBITDA	32.3	24.8	69.0	53.2
Land Management
Operating profit	$4.2	$7.1	$8.4	$10.1
Less: other expense, net	—	—	—	—
Plus: depreciation, depletion and amortization expense	1.2	0.8	2.3	1.8

EBITDA	$5.4	$7.9	$10.7	$11.9

Consolidated EBITDA	$122.0	$115.3	$223.0	$210.7

[12]	EBITDA is defined as net income, plus interest expense, net, plus income tax expense, less equity earnings of unconsolidated affiliates, net of tax, plus depreciation, depletion and amortization. However, because the company does not calculate net income by segment, this table calculates EBITDA by segment with reference to operating profit by segment, which as demonstrated in the table of Consolidated EBITDA is another method to achieve the same result.
[13]	As restated. See Notes 18 and 19 in the Notes to Consolidated Financial Statements included in Item 8 of our Annual Report on Form 10-K for the fiscal year ended Oct. 31, 2012.

GREIF, INC. AND SUBSIDIARY COMPANIES

GAAP TO NON-GAAP RECONCILIATION

GEOGRAPHIC EBITDA14

UNAUDITED

(Dollars in millions)

	Three months ended		Six months ended
	April 30,		April 30,
	2013	2012[15]	2013	2012[15]
North America
Operating profit	$52.0	$49.4	$97.4	$90.4
Less: other expense, net	4.8	—	10.7	2.8
Plus: depreciation and amortization expense	18.1	18.4	36.7	36.4

EBITDA	65.3	67.8	123.4	124.0
Europe, Middle East and Africa
Operating profit	$28.6	$30.1	$42.9	$45.9
Less: other (income) expense, net	(4.3)	2.0	(8.1)	(1.0)
Plus: depreciation and amortization expense	15.3	14.7	30.3	30.1

EBITDA	48.2	42.8	81.3	77.0
Asia Pacific and Latin America
Operating profit	$3.3	$(1.2)	$8.2	$(1.5)
Less: other expense, net	0.3	0.7	1.3	0.7
Plus: depreciation and amortization expense	5.5	6.6	11.4	11.9

EBITDA	8.5	4.7	18.3	9.7

Consolidated EBITDA	$122.0	$115.3	$223.0	$210.7

[14]	EBITDA is defined as net income, plus interest expense, net, plus income tax expense, less equity earnings of unconsolidated affiliates, net of tax, plus depreciation, depletion and amortization. However, because the company does not calculate net income by segment, this table calculates EBITDA by segment with reference to operating profit by segment, which as demonstrated in the table of Consolidated EBITDA is another method to achieve the same result.
[15]	As restated. See Notes 18 and 19 in the Notes to Consolidated Financial Statements included in Item 8 of our Annual Report on Form 10-K for the fiscal year ended Oct. 31, 2012.

GREIF, INC. AND SUBSIDIARY COMPANIES

GAAP TO NON-GAAP RECONCILIATION

FREE CASH FLOWS

UNAUDITED

(Dollars in millions)

	Three months ended		Six months ended
	April 30,		April 30,
	2013	2012[16]	2013	2012[16]
Net cash provided by operating activities	$107.7	$165.4	$38.9	$179.4
Less: Purchases of properties, plants, equipment and timber properties	(27.5)	(33.8)	(56.0)	(83.3)

Free Cash Flows	$80.2	$131.6	$(17.1)	$96.1

[16]	As restated. See Notes 18 and 19 in the Notes to Consolidated Financial Statements included in Item 8 of our Annual Report on Form 10-K for the fiscal year ended Oct. 31, 2012.

GREIF, INC. AND SUBSIDIARY COMPANIES

GEOGRAPHIC DATA

UNAUDITED

(Dollars in millions)

	Three months ended		Six months ended
	April 30,		April 30,
	2013	2012[17]	2013	2012[17]
Net sales:
North America	$513.3	$506.6	$989.4	$960.0
Europe, Middle East and Africa	413.5	423.9	784.1	802.2
Asia Pacific and Latin America	162.1	167.7	324.0	328.8

Total net sales	$1,088.9	$1,098.2	$2,097.5	$2,091.0

Operating profit:
North America	$52.0	$49.4	$97.4	$90.4
Europe, Middle East and Africa	28.6	30.1	42.9	45.9
Asia Pacific and Latin America	3.3	(1.2)	8.2	(1.5)

Total operating profit	$83.9	$78.3	148.5	134.8

EBITDA[18]:
North America	$65.3	$67.8	$123.4	$124.0
Europe, Middle East and Africa	48.2	42.8	81.3	77.0
Asia Pacific and Latin America	8.5	4.7	18.3	9.7

Total EBITDA	$122.0	$115.3	223.0	210.7

Notes: The North America region includes businesses from Rigid Industrial Packaging & Services, Paper Packaging, Flexible Products & Services and Land Management.

The Europe, Middle East and Africa region includes businesses from Rigid Industrial Packaging & Services and Flexible Products & Services.

The Asia Pacific and Latin America region includes businesses from Rigid Industrial Packaging & Services and Flexible Products & Services.

[17]	As restated. See Notes 18 and 19 in the Notes to Consolidated Financial Statements included in Item 8 of our Annual Report on Form 10-K for the fiscal year ended Oct. 31, 2012.
[18]	EBITDA is defined as net income, plus interest expense, net, plus income tax expense, less equity earnings of unconsolidated affiliates, net of tax, plus depreciation, depletion and amortization. However, because the company does not calculate net income by geography, this table calculates EBITDA by geography with reference to operating profit by geography, which as demonstrated in the table of Consolidated EBITDA is another method to achieve the same result. See the reconciliations on the table of Geographic EBITDA.

GREIF, INC. AND SUBSIDIARY COMPANIES

GAAP TO NON-GAAP RECONCILIATION

SEGMENT OPERATING PROFIT AND EBITDA BEFORE SPECIAL ITEMS

UNAUDITED

(Dollars in millions)

	Three months ended		Six months ended
	April 30,		April 30,
	2013	2012[19]	2013	2012[19]
Operating profit:
Rigid Industrial Packaging & Services	$53.2	$56.0	$85.3	$87.0
Flexible Products & Services	0.8	(1.9)	1.4	0.4
Paper Packaging	25.7	17.1	53.4	37.3
Land Management	4.2	7.1	8.4	10.1

Total operating profit	83.9	78.3	148.5	134.8

Restructuring charges:
Rigid Industrial Packaging & Services	(0.3)	5.5	0.9	12.8
Flexible Products & Services	0.2	4.6	0.3	6.2

Total restructuring charges	(0.1)	10.1	1.2	19.0

Acquisition-related costs:
Rigid Industrial Packaging & Services	0.1	0.8	0.6	2.5
Flexible Products & Services	—	0.4	—	0.9

Total acquisition-related costs	0.1	1.2	0.6	3.4

Operating profit before special items[20]:
Rigid Industrial Packaging & Services	53.0	62.3	86.8	102.3
Flexible Products & Services	1.0	3.1	1.7	7.5
Paper Packaging	25.7	17.1	53.4	37.3
Land Management	4.2	7.1	8.4	10.1

Total operating profit before special items	$83.9	$89.6	$150.3	$157.2

EBITDA[21]:
Rigid Industrial Packaging & Services	$80.9	$82.1	$136.1	$138.6
Flexible Products & Services	3.4	0.5	7.2	7.0
Paper Packaging	32.3	24.8	69.0	53.2
Land Management	5.4	7.9	10.7	11.9

Total EBITDA	122.0	115.3	223.0	210.7

Restructuring charges:
Rigid Industrial Packaging & Services	(0.3)	5.5	0.9	12.8
Flexible Products & Services	0.2	4.6	0.3	6.2

Total restructuring charges	(0.1)	10.1	1.2	19.0

Acquisition-related costs:
Rigid Industrial Packaging & Services	0.1	0.8	0.6	2.5
Flexible Products & Services	—	0.4	—	0.9

Total acquisition-related costs	0.1	1.2	0.6	3.4

Debt extinguishment charges:
Rigid Industrial Packaging & Services	—	—	0.9	—
Flexible Products & Services	—	—	0.2	—
Paper Packaging	—	—	0.2	—

Total debt extinguishment charges	—	—	1.3	—

EBITDA before special items[22]:
Rigid Industrial Packaging & Services	80.7	88.4	138.5	153.9
Flexible Products & Services	3.6	5.5	7.7	14.1
Paper Packaging	32.3	24.8	69.2	53.2
Land Management	5.4	7.9	10.7	11.9

Total operating profit before special items	$122.0	$126.6	$226.1	$233.1

[19]	As restated. See Notes 18 and 19 in the Notes to Consolidated Financial Statements included in Item 8 of our Annual Report on Form 10-K for the fiscal year ended Oct. 31, 2012.
[20]	Operating profit before special items is defined as operating profit plus restructuring charges plus acquisition-related costs plus non-cash asset impairment charges.
[21]	EBITDA is defined as net income, plus interest expense, net, plus income tax expense, less equity earnings of unconsolidated affiliates, net of tax, plus depreciation, depletion and amortization. However, because the company does not calculate net income by segment, this table calculates EBITDA by segment with reference to operating profit by segment, which as demonstrated in the table of Consolidated EBITDA is another method to achieve the same result.
[22]	EBITDA before special items is defined as EBITDA plus restructuring charges plus acquisition-related costs plus debt extinguishment charges.